Exhibit 10.9(a)



                       FIRST AMENDMENT TO ASSUMPTION AGREEMENT
                       ---------------------------------------


               FIRST AMENDMENT TO ASSUMPTION AGREEMENT dated as of the 10th day of September, 1996 between GRAND COURT LIFESTYLES, INC., a Delaware corporation, having an office at One Executive Drive, Fort Lee, New Jersey 07024 ("Grand"), Sterling National Bank & Trust Company of New York, having an office at 540 Madison Avenue, New York, New York 10022 ("Sterling"), John Luciani and Bernard M. Rodin.

                                 W I T N E S S E T H:

               WHEREAS, J&B Management Company ("J&B") executed that certain Loan Agreement dated May 7, 1985 (the "Loan Agreement"), between J&B and Sterling to borrow from and repay Sterling, on a revolving basis, an amount not to exceed $15 million;

               WHEREAS, Sterling, Grand, John Luciani and Bernard M. Rodin entered into that certain Assumption Agreement dated September 10, 1996 (the "Assumption Agreement") whereby Grand assumed J&B's obligations under the terms of the Loan Agreement except as limited by paragraph 7(iii) of the Assumption Agreement;

               WHEREAS, pursuant to paragraph 3 of the Assumption
          Agreement, Grand represented that all representations contained in the Loan Agreement, as modified by the Assumption Agreement, are true and correct as of the date of the Assumption Agreement;

               WHEREAS, it is necessary to amend paragraph 3 of the Assumption Agreement to correct such representation;

               NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Section 3 of the The Assumption Agreement is deleted and replaced with the following:

                    Grand hereby ratifies and confirms all of the terms, covenants and conditions contained in the Loan Documents, and represents that all of the representations and warranties set forth in the Loan Documents except for the representations contained in
                    (i) Section 3.16 of the Loan Agreement relating to the condition of the projects owned by Owing Partnerships affiliated with the following partnerships: Baskerville Associates, Drake Associates, Gateway Nine Associates, Gateway Ten Associates, Golden Home Associates, Monroe Place Associates, New Iberia Associates, Newport Associates, Oak Hills Associates, Silver Springs Associates, and Whitney Associates (collectively the "Relevant Owning Partnerships"), (ii) Section 3.1 as such representations relate to the Relevant Owning Partnerships, (iii) Section 3.8 as such representations relate to the Relevant Owning Partnerships and (iv)
                    Section 3.10 as such representations relate to the Relevant Owning Partnerships, as modified by the Assumption Agreement, are true and correct as of the date hereof.

               2. Luciani and Rodin agree to guarantee the liabilities of Grand which are secured by investor notes payable to Baskerville Associates, Gateway Nine Associates, Monroe Place Associates, New Iberia Associates, Newport Associates, Oak Hills Associates, Silver Springs Associates, and Whitney Associates and to execute a guaranty of all liabilities and security agreement relating to such liabilities. The liabilities secured by investor notes which are payable to Golden Home Associates, Gateway 10 Associates and Drake Associates were previously guaranteed by Luciani and Rodin.

               3. To the extent that any of the terms, covenants and provisions of this Amendment shall be inconsistent with the provisions contained in the Assumption Agreement or Loan Documents, then the provisions hereof shall govern and control.

               4. This Amendment may not be terminated or modified, except by an instrument in writing subscribed by the party against whom enforcement of such modification, change, waiver, discharge or termination is sought.

               5. All of the terms, conditions, warranties, representations and covenants of this Amendment shall apply and be binding upon, and shall inure to the benefit of, each party, and their respective successors and assigns.

               6. This Amendment may be executed in any number of counterparts and each counterpart will, for all purposes, be deemed to be an original, and all counterparts will together constitute one instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement on the date and year first above written.

                                        GRAND COURT LIFESTYLES, INC.

                                        By:  /s/ Bernard M. Rodin
                                           ---------------------------
                                           Bernard M. Rodin, President


                                             /s/ John Luciani
                                        -------------------------------
                                         John Luciani


                                             /s/ Bernard M. Rodin
                                        --------------------------------
                                         Bernard M. Rodin

                                        STERLING NATIONAL BANK & TRUST
                                         COMPANY OF NEW YORK

                                        By:   /s/ S. V. Colonna
                                           -----------------------------
                                             Executive Vice President